                                                                       EXHIBIT 5
                                                                       ---------

                       [Letterhead of William E. Navolio]

March 25, 1999

First Oak Brook Bancshares, Inc.
1400 Sixteenth Street
Oak Brook, Illinois 60523

Re: First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option Plan - Legal Opinion Concerning the Validity of Shares Offered
     ---------------------------------------------------------------------

Gentlemen:

     I am Vice President, General Counsel and Secretary of First Oak Brook Bancshares, Inc., a Delaware corporation (the "Registrant" or "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares of Common Stock, $2 par value per share and 200,000 shares of Class A Common Stock, $2 par value per share (collectively, the "Shares") of the Registrant. A registration statement on Form S-8 (the "Registration Statement") is being filed under the Act concurrently herewith to register the Shares which will be granted to eligible employees of the Registrant and participating subsidiaries pursuant to the First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option Plan, as amended and restated (the "Plan").

     In connection with the offering of the Shares, I have examined:

     (i) The Plan which is incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-8 of the Company;

     (ii) the form of the Stock Option Agreement for the Plan (the "Agreement") which is incorporated by reference as Exhibit 4.2 to the Registration Statement on Form S-8 of the Company;

     (iii) the Registration Statement including the exhibits thereto; and

     (iv) such other documents as I deemed necessary to form the opinions hereinafter expressed.

     My opinion assumes that:

     (a) The pertinent provisions of such blue sky and securities laws as may be applicable have been complied with; and

     (b) The Shares are issued in accordance with the terms of the Plan and the Agreement and any shares of Class A Common Stock issued upon conversion of such shares of Common Stock are issued in accordance with the Registrant's Certificate of Incorporation.

     Based and relying solely upon the foregoing, I advise you that, in my opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuance by the Registrant, when issued pursuant to the Plan after the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,
                              FIRST OAK BROOK BANCSHARES, INC.


                              /s/ William E. Navolio
                              ----------------------------------------------
                              William E. Navolio
                              Vice President, General Counsel and Secretary

                                      17